Exhibit 99
Eaton Reports Record Second Quarter 2024 Results, with Continued Strong Orders and Backlog Growth

•Record second quarter earnings per share of $2.48, up 33% over 2023, and record quarterly adjusted earnings per share of $2.73, up 24% over 2023

•Record segment margins of 23.7%, 210 basis points above the second quarter of 2023

•9% organic sales growth, above the high end of guidance, and strong backlog growth of 27% in Electrical and 14% in Aerospace

•Raised full year 2024 organic sales, segment margin, earnings per share, adjusted earnings per share and cash flow guidance

DUBLIN — August 1, 2024 — Intelligent power management company Eaton Corporation plc (NYSE:ETN) today announced that earnings per share were $2.48 for the second quarter of 2024, a second quarter record and up 33% over the second quarter of 2023. Excluding charges of $0.20 per share related to intangible amortization, $0.03 per share related to a multi-year restructuring program, and $0.02 per share related to acquisitions and divestitures, adjusted earnings per share of $2.73 were a record and up 24% over the second quarter of 2023.

Sales in the quarter were $6.4 billion, a record and up 8% from the second quarter of 2023. Organic sales were up 9%, which was partially offset by 1% from negative currency translation.

Segment margins were 23.7%, a quarterly record and a 210-basis point improvement over the second quarter of 2023.

Operating cash flow was $946 million and free cash flow was $759 million, both second quarter records and up 11% and 10%, respectively, over the same period in 2023.

Craig Arnold, Eaton chairman and chief executive officer, said, “We continue to see strong demand across our markets – due to electrification, energy transition and reindustrialization – resulting in record earnings and continued backlog growth. We’re making capacity investments in key product lines to support structurally higher growth, and we remain confident in our outlook. As a result, we are increasing our guidance for the year."

Guidance

For the full year 2024, the company is raising the following guidance:
•Organic growth from 7-9% to 8-9%
•Segment margins from 22.8-23.2% to 23.3-23.7%
•Earnings per share to between $9.38 and $9.48, up 18% at the midpoint over the prior year
•Adjusted earnings per share to between $10.65 and $10.75, up 17% at the midpoint over the prior year
•Operating cash flow raised $100 million and narrowed to between $4.2 billion to $4.4 billion, and free cash flow raised $100 million and narrowed to between $3.4 billion to $3.6 billion.

For the third quarter of 2024, the company anticipates:
•Organic growth of 8-9%
•Segment margins of 23.5-23.9%
•Earnings per share between $2.42 and $2.52
•Adjusted earnings per share between $2.73 and $2.83.

Business Segment Results

Sales for the Electrical Americas segment were a record $2.9 billion, up 13% from the second quarter of 2023, driven entirely by organic sales growth. Operating profits were a record $859 million, up 28% over the second quarter of 2023. Operating margins in the quarter were a record 29.9%, up 350 basis points over the second quarter of 2023.

The twelve-month rolling average of orders in the second quarter was up 11% organically. Backlog at the end of June remained at record levels, up 29% organically over June 2023.

Sales for the Electrical Global segment were a record $1.6 billion, up 2% from the second quarter of 2023. Organic sales were up 3.5%, which was partially offset by 1.5% from negative currency translation. Operating profits were $305 million, a second quarter record and up 5% over the second quarter of 2023. Operating margins in the quarter were 19.0%, a second quarter record and up 50 basis points over the second quarter of 2023.

The twelve-month rolling average of orders in the second quarter was up 7% organically. Backlog at the end of June was up 16% organically over June 2023.

On a rolling twelve-month basis, the book-to-bill ratio for the Electrical businesses remained strong at 1.1.

Aerospace segment sales were a record $955 million, up 13% from the second quarter of 2023, driven entirely by organic sales growth. Operating profits were $206 million and operating margins in the quarter were 21.5%.

The twelve-month rolling average of orders in the second quarter was up 4% organically. The backlog at the end of June was up 14% over June 2023. On a rolling twelve-month basis, the book-to-bill ratio for the Aerospace segment remained strong at 1.1.

The Vehicle segment posted sales of $723 million, down 4% from the second quarter of 2023, driven by organic sales decline of 3% and negative currency translation of 1%. Operating profits were $130 million, up 13% over the second quarter of 2023. Operating margins in the quarter were 18.0%, up 270 basis points over the second quarter of 2023.

eMobility segment sales were a record $189 million, up 18% over the second quarter of 2023, driven entirely by organic sales growth. The segment recorded an operating profit of $2 million and operating margins in the quarter were 1.3%.

Eaton is an intelligent power management company dedicated to protecting the environment and improving the quality of life for people everywhere. We make products for the data center, utility, industrial, commercial, machine building, residential, aerospace and mobility markets. We are guided by our commitment to do business right, to operate sustainably and to help our customers manage power ─ today and well into the future. By capitalizing on the global growth trends of electrification and digitalization, we’re accelerating the planet’s transition to renewable energy sources, helping to solve the world’s most urgent power management challenges, and building a more sustainable society for people today and generations to come.

Eaton was founded in 1911 and has been listed on the New York Stock Exchange for more than a century. We reported revenues of $23.2 billion in 2023 and serve customers in more than 160 countries. For more information, visit www.eaton.com. Follow us on LinkedIn.

Notice of conference call: Eaton’s conference call to discuss its second quarter results is available to all interested parties today as a live audio webcast at 11 a.m. United States Eastern time via a link on Eaton’s home page. This news release can be accessed under its headline on the home page. Also available on the website before the call will be a presentation on second quarter results, which will be covered during the call.

This news release contains forward-looking statements concerning third quarter and full year 2024 earnings per share, adjusted earnings per share, segment margins and organic sales growth, as well as anticipated multi-year restructuring program charges and savings. These statements should be used with caution and are subject to various risks and uncertainties, many of which are outside the company’s control. The following factors could cause actual results to differ materially from those in the forward-looking statements: a global pandemic such as COVID-19; geopolitical tensions or war, unanticipated changes in the markets for the company’s business segments; unanticipated downturns in business relationships with customers or their purchases from us; competitive pressures on sales and pricing; supply chain disruptions, unanticipated changes in the cost of material, labor, and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; strikes or other labor unrest at Eaton or at our customers or suppliers; natural disasters; the performance of recent acquisitions; unanticipated difficulties completing or integrating acquisitions; new laws and governmental regulations; interest rate changes; changes in tax laws or tax regulations; stock market and currency fluctuations; and unanticipated deterioration of economic and financial conditions in the United States and around the world. We do not assume any obligation to update these forward-looking statements.

Financial Results

The company’s comparative financial results for the three months ended June 30, 2024, are available on the company’s website, www.eaton.com.

EATON CORPORATION plc
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended June 30		Six months ended June 30

(In millions except for per share data)	2024	2023	2024	2023
Net sales	$6,350	$5,866	$12,293	$11,349

Cost of products sold	3,940	3,747	7,665	7,346
Selling and administrative expense	1,021	986	2,046	1,890
Research and development expense	196	187	385	366
Interest expense - net	29	42	59	91
Other expense (income) - net	(32)	7	(58)	(4)
Income before income taxes	1,195	898	2,195	1,660
Income tax expense	201	153	379	276
Net income	994	745	1,816	1,384
Less net income for noncontrolling interests	(1)	(1)	(2)	(3)
Net income attributable to Eaton ordinary shareholders	$993	$744	$1,814	$1,382

Net income per share attributable to Eaton ordinary shareholders
Diluted	$2.48	$1.86	$4.52	$3.45
Basic	2.49	1.86	4.54	3.47

Weighted-average number of ordinary shares outstanding
Diluted	401.0	400.7	401.5	400.6
Basic	399.2	398.9	399.6	398.7

Reconciliation of net income attributable to Eaton ordinary shareholders to adjusted earnings
Net income attributable to Eaton ordinary shareholders	$993	$744	$1,814	$1,382
Excluding acquisition and divestiture charges, after-tax	8	30	20	41
Excluding restructuring program charges, after-tax	12	24	61	31
Excluding intangible asset amortization expense, after-tax	83	88	167	186
Adjusted earnings	$1,096	$886	$2,062	$1,639

Net income per share attributable to Eaton ordinary shareholders - diluted	$2.48	$1.86	$4.52	$3.45
Excluding per share impact of acquisition and divestiture charges, after-tax	0.02	0.08	0.05	0.10
Excluding per share impact of restructuring program charges, after-tax	0.03	0.06	0.15	0.08
Excluding per share impact of intangible asset amortization expense, after-tax	0.20	0.21	0.42	0.46
Adjusted earnings per ordinary share	$2.73	$2.21	$5.14	$4.09
See accompanying notes.

EATON CORPORATION plc
BUSINESS SEGMENT INFORMATION

	Three months ended June 30		Six months ended June 30

(In millions)	2024	2023	2024	2023
Net sales
Electrical Americas	$2,877	$2,538	$5,567	$4,832
Electrical Global	1,606	1,569	3,105	3,069
Aerospace	955	848	1,826	1,650
Vehicle	723	751	1,447	1,490
eMobility	189	161	348	308
Total net sales	$6,350	$5,866	$12,293	$11,349

Segment operating profit (loss)
Electrical Americas	$859	$669	$1,644	$1,194
Electrical Global	305	290	578	564
Aerospace	206	191	407	371
Vehicle	130	115	246	222
eMobility	2	(1)	(2)	(5)
Total segment operating profit	1,502	1,264	2,873	2,346

Corporate
Intangible asset amortization expense	(106)	(113)	(212)	(237)
Interest expense - net	(29)	(42)	(59)	(91)
Pension and other postretirement benefits income	9	11	20	22
Restructuring program charges	(15)	(29)	(78)	(39)
Other expense - net	(166)	(192)	(349)	(340)
Income before income taxes	1,195	898	2,195	1,660
Income tax expense	201	153	379	276
Net income	994	745	1,816	1,384
Less net income for noncontrolling interests	(1)	(1)	(2)	(3)
Net income attributable to Eaton ordinary shareholders	$993	$744	$1,814	$1,382
See accompanying notes.

EATON CORPORATION plc
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	June 30, 2024	December 31, 2023
Assets
Current assets
Cash	$540	$488
Short-term investments	2,241	2,121
Accounts receivable - net	4,861	4,475
Inventory	3,963	3,739
Prepaid expenses and other current assets	1,046	851
Total current assets	12,652	11,675

Property, plant and equipment - net	3,604	3,530

Other noncurrent assets
Goodwill	14,849	14,977
Other intangible assets	4,883	5,091
Operating lease assets	785	648
Deferred income taxes	499	458
Other assets	2,110	2,052
Total assets	$39,381	$38,432

Liabilities and shareholders’ equity
Current liabilities
Short-term debt	$4	$8
Current portion of long-term debt	1,278	1,017
Accounts payable	3,497	3,365
Accrued compensation	529	676
Other current liabilities	2,812	2,680
Total current liabilities	8,120	7,747

Noncurrent liabilities
Long-term debt	8,555	8,244
Pension liabilities	709	768
Other postretirement benefits liabilities	175	180
Operating lease liabilities	656	533
Deferred income taxes	429	402
Other noncurrent liabilities	1,484	1,489
Total noncurrent liabilities	12,008	11,616

Shareholders’ equity
Eaton shareholders’ equity	19,219	19,036
Noncontrolling interests	35	33
Total equity	19,254	19,069
Total liabilities and equity	$39,381	$38,432
See accompanying notes.

EATON CORPORATION plc
NOTES TO THE SECOND QUARTER 2024 EARNINGS RELEASE
Amounts are in millions of dollars unless indicated otherwise (per share data assume dilution). Columns and rows may not add and the sum of components may not equal total amounts reported due to rounding.

Note 1. NON-GAAP FINANCIAL INFORMATION
This earnings release includes certain non-GAAP financial measures. These financial measures include adjusted earnings, adjusted earnings per ordinary share, and free cash flow, each of which differs from the most directly comparable measure calculated in accordance with generally accepted accounting principles (GAAP). A reconciliation of each of these financial measures to the most directly comparable GAAP measure is included in this earnings release. Management believes that these financial measures are useful to investors because they provide additional meaningful financial information that should be considered when assessing our business performance and trends, and they allow investors to more easily compare Eaton Corporation plc's (Eaton or the Company) financial performance period to period. Management uses this information in monitoring and evaluating the on-going performance of Eaton and each business segment.
The Company's third quarter and full year net income per ordinary share and adjusted earnings per ordinary share guidance for 2024 is as follows:

	Three months ended September 30, 2024	Year ended December 31, 2024
Net income per share attributable to Eaton ordinary shareholders - diluted	$2.42 - $2.52	$9.38 - $9.48
Excluding per share impact of acquisition and divestiture charges, after tax	0.03	0.10
Excluding per share impact of restructuring program charges, after tax	0.07	0.33
Excluding per share impact of intangible asset amortization expense, after tax	0.21	0.84
Adjusted earnings per ordinary share	$2.73 - $2.83	$10.65 - $10.75
A reconciliation of net income attributable to Eaton ordinary shareholders per share to adjusted earnings per ordinary share is as follows:

Year ended December 31, 2023
Net income per share attributable to Eaton ordinary shareholders - diluted	$8.02
Excluding per share impact of acquisition and divestiture charges, after tax	0.10
Excluding per share impact of restructuring program charges, after tax	0.11
Excluding per share impact of intangible asset amortization expense, after tax	0.89
Adjusted earnings per ordinary share	$9.12
A reconciliation of operating cash flow to free cash flow is as follows:

	Three months ended June 30
(In millions)	2024	2023
Operating cash flow	$946	$851
Capital expenditures for property, plant and equipment	(187)	(160)
Free cash flow	$759	$691

The Company's full year operating cash flow and free cash flow guidance for 2024 is as follows:

	Year ended December 31, 2024
(In billions)	Low	High
Operating cash flow	$4.2	$4.4
Capital expenditures for property, plant and equipment	(0.8)	(0.8)
Free cash flow	$3.4	$3.6

Note 2. ACQUISITIONS OF BUSINESSES
Acquisition of a 49% stake in Jiangsu Ryan Electrical Co. Ltd.
On April 23, 2023, Eaton acquired a 49 percent stake in Jiangsu Ryan Electrical Co. Ltd., a manufacturer of power distribution and sub-transmission transformers in China. Eaton accounts for this investment on the equity method of accounting and it is reported within the Electrical Global business segment.
Acquisition of Exertherm
On May 20, 2024, Eaton acquired Exertherm, a U.K.-based provider of thermal monitoring solutions for electrical equipment. Exertherm is reported within the Electrical Americas business segment.
Acquisition of a 49% stake in NordicEPOD AS
On May 31, 2024, Eaton acquired a 49 percent stake in NordicEPOD AS, which designs and assembles standardized power modules for data centers in the Nordic region. Eaton accounts for this investment on the equity method of accounting and it is reported within the Electrical Global business segment.

Note 3. ACQUISITION AND DIVESTITURE CHARGES
Eaton incurs integration charges and transaction costs to acquire and integrate businesses, and transaction, separation and other costs to divest and exit businesses. Eaton also recognizes gains and losses on the sale of businesses. A summary of these Corporate items is as follows:

	Three months ended June 30		Six months ended June 30
(In millions except for per share data)	2024	2023	2024	2023
Acquisition integration, divestiture charges and transaction costs	$10	$38	$27	$51
Income tax benefit	3	7	7	10
Total after income taxes	$8	$30	$20	$41
Per ordinary share - diluted	$0.02	$0.08	$0.05	$0.10
Acquisition integration, divestiture charges and transaction costs in 2024 and 2023 are primarily related to acquisitions completed prior to 2023, including other charges and income to acquire and exit businesses. These charges were included in Cost of products sold, Selling and administrative expense, Research and development expense, or Other expense (income) - net. In Business Segment Information, the charges were included in Other expense - net.

Note 4. RESTRUCTURING CHARGES
In the second quarter of 2020, Eaton initiated a multi-year restructuring program to reduce its cost structure and gain efficiencies in its business segments and at corporate in order to initially respond to declining market conditions brought on by the COVID-19 pandemic. Since the inception of the program, the Company incurred expenses of $199 million for workforce reductions and $184 million for plant closing and other costs, resulting in total charges of $382 million through December 31, 2023. This multi-year restructuring program was substantially complete at the end of 2023, with final payments expected to be made in 2024.
During the first quarter of 2024, Eaton implemented a new multi-year restructuring program to accelerate opportunities to optimize its operations and global support structure. These actions will better align the Company's functions to support anticipated growth and drive greater effectiveness throughout the Company. Restructuring charges incurred under this program were $15 million in the second quarter and $78 million in the first six months of 2024. This restructuring program is expected to be completed in 2026 and is expected to incur additional expenses related to workforce reductions of $208 million and plant closing and other costs of $89 million, resulting in total estimated charges of $375 million for the entire program. The Company expects mature year benefits of $325 million when the multi-year program is fully implemented.
A summary of restructuring program charges is as follows:

	Three months ended June 30		Six months ended June 30
(In millions except for per share data)	2024	2023	2024	2023
Workforce reductions	$9	$15	$68	$17
Plant closing and other	7	15	11	22
Total before income taxes	15	29	78	39
Income tax benefit	3	6	18	8
Total after income taxes	$12	$24	$61	$31
Per ordinary share - diluted	$0.03	$0.06	$0.15	$0.08

Restructuring program charges related to the following segments:

	Three months ended June 30		Six months ended June 30
(In millions)	2024	2023	2024	2023
Electrical Americas	$1	$1	$8	$3
Electrical Global	4	14	27	18
Aerospace	—	2	8	3
Vehicle	4	1	27	3
eMobility	—	6	—	7
Corporate	7	5	7	6
Total charges	$15	$29	$78	$39
These restructuring program charges were included in Cost of products sold, Selling and administrative expense, Research and development expense, or Other expense (income) – net, as appropriate. In Business Segment Information, these restructuring program charges are treated as Corporate items.

Note 5. INTANGIBLE ASSET AMORTIZATION EXPENSE
Intangible asset amortization expense is as follows:

	Three months ended June 30		Six months ended June 30
(In millions except for per share data)	2024	2023	2024	2023
Intangible asset amortization expense	$106	$113	$212	$237
Income tax benefit	23	24	45	51
Total after income taxes	$83	$88	$167	$186
Per ordinary share - diluted	$0.20	$0.21	$0.42	$0.46

Contacts

Eaton Corporation plc
Jennifer Tolhurst
Media Relations
+1 (440) 523-4006
jennifertolhurst@eaton.com

Yan Jin
Investor Relations
+1 (440) 523-7558